AMENDMENT NO. 2 TO LOAN AGREEMENT

AND RELATED NOTE

THIS AMENDMENT NO. 2 TO LOAN AGREEMENT AND RELATED NOTE (this “Amendment”) dated as of January 30, 2013, is by and among HSL HOLDINGS INC., a Delaware corporation (the “Borrower”), JUBILANT LIFE SCIENCES HOLDINGS, INC. (the “Guarantor”), and JUBILANT CADISTA PHARMACEUTICALS INC., a Delaware corporation (the “Lender”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the “Loan Agreement” (as defined below).

WHEREAS, the Lender has extended an unsecured recourse loan to the Borrower in the principal amount of Ten Million and 00/100 ($10,000,000) pursuant to a loan agreement, dated as of November 23, 2011 (the “Original Loan Agreement”), which loan agreement has been amended pursuant to Amendment No. 1 to Loan Agreement and Related Note, dated as of November 30, 2012 (the Original Loan Agreement, as amended, the “Loan Agreement”); and

WHEREAS, the Borrower and the Lender are entering into another loan agreement (the “2013 Loan Agreement”) and a related promissory note, simultaneously with this Amendment, providing for an additional loan (the “Additional Loan”) by Lender to Borrower in the principal amount of Twenty Million and 00/100 Dollars ($20,000,000);

WHEREAS, the Lender would not enter into the 2013 Loan Agreement and extend the Additional Loan, unless Borrower enters into this Amendment;

WHEREAS, the Guarantor intends by its signature hereof to acknowledge and consent to the modifications to the Loan Agreement contemplated by this Amendment (notwithstanding that such consent is not legally required for the obligations of the Guarantor to remain binding) and Guarantor agrees to certain modifications to its guaranty as set forth herein;

WHEREAS, the Lender would not enter into the 2013 Loan Agreement and extend the Additional Loan, unless Guarantor enters into this Amendment;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendment to Loan Agreement. Upon effectiveness of this Amendment as set forth in Section 4 below, the Loan Agreement shall be amended as follows:

(a)	By deleting the word “or,” which appears after the semi-colon at the end of clause (iii) of Section 15;

(b)	By substituting a semi-colon for the period at the end of clause (iv) of Section 15 and inserting the word “or” after the semi-colon; and

(c)	Adding a new clause (v) to Section 15, to read in its entirety as follows:

“(v)         The occurrence of an “Event of Default,” as defined in that certain loan agreement, dated January 30, 2013, by and between Borrower and Lender, as the same may hereafter be amended (the “2013 Loan Agreement”).”

2.           References to Loan Agreement in Note and Guaranty All references to the “Loan Agreement” in the Note and in the Guaranty executed by Guarantor in connection therewith (the “Guaranty”) shall mean the Loan Agreement as modified hereby

3.           Amendment to Guaranty. Upon effectiveness of this Amendment as set forth in Section 4 below, Guarantor’s Guaranty shall be amended by amending the fifth sentence thereof to read in its entirety as follows:

“Until such time as the Loan Obligations and all liabilities, obligations and covenants of Borrower under the 2013 Loan Agreement and the promissory note executed in connection therewith have been fully and indefeasibly been repaid to Lender, Guarantor hereby irrevocably and unconditionally waives and relinquishes any and all statutory, contractual, common law, equitable or other rights and claims the Guarantor may have against Borrower in connection with the Loan Obligations, including, without limitation, any claim (i) to seek reimbursement, contribution, indemnification, set-off or other recourse from or against Borrower in connection with any payment by Guarantor pursuant to this Guaranty, or (ii) to be subrogated to the Lender’s rights under this Loan Agreement and/or the Note upon the Guarantor’s performance under this Guaranty.”

4.           Conditions to Effectiveness. This Amendment shall be and become effective when the Lender shall have received counterparts of this Amendment, which collectively, shall have been duly executed on behalf of the Borrower and the Guarantor.

5.           Representations and Warranties.

(a)          Borrower hereby represents and warrants to the Lender that:

(i)          No default or Event of Default will exist after giving pro forma effect to this Amendment and the transactions contemplated by and consented to in this Amendment;

(ii)         Giving effect to this Amendment, the representations and warranties set forth in the Loan Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date);

(iii)        Each of the Guarantor and the Borrower has the organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary organizational action to authorize the execution, delivery and performance by it of this Amendment; and

(iv)        Each of the Guarantor and the Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

(b)          The Guarantor hereby makes the same representations and warranties to Lender, after giving effect to this Amendment as set forth in Sections 4(a)(iii) and (iv) of this Amendment as if set forth herein mutatis mutandis.

6.           Amendment; No Implied Waiver. This Amendment shall be limited precisely as written and shall not operate as a consent to any other action or inaction by the Borrower or the Guarantor, or as a waiver or amendment of any right, power, or remedy of the Lender under the Loan Agreement, the Note or the Guaranty nor constitute a consent to any action or inaction, or a waiver or amendment of any provision contained in the Loan Agreement, the Note or the Guaranty except as specifically provided herein. Without limiting the generality of the foregoing, and for the avoidance of doubt, nothing contained in this Amendment shall limit or be deemed to limit Lender’s right to demand repayment of all or any portion of the outstanding principal amount of the Loan, accrued and unpaid interest, together with prepayment fees and other sums and expenses, pursuant to Section 3 of the Loan Agreement, regardless of whether an Event of Default has occurred.

7.           Reaffirmation of Borrower and Guarantors Obligations; Other Acknowledgement and Consents. Each of the Borrower and the Guarantor hereby:

(a)          Agrees that it is truly and justly indebted to the Lender for all of the Borrower’s obligations under the Loan Agreement and the Note without defense, offset or counterclaim of any kind whatsoever and reaffirms and admits the validity and enforceability of the Loan Agreement, the Note and the Guaranty to which it is a party;

(b)          Consents to the execution and delivery of this Amendment by the Borrower and the Guarantor and to the terms and conditions set forth herein and any other waivers, consents or amendments which the Lender deems appropriate;

(c)          Agrees to be bound by the terms and conditions of the Loan Agreement and the Guaranty as amended or modified by this Amendment;

(d)          Acknowledges and agrees that all obligations of the Borrower under the Loan Agreement, as amended and modified by this Amendment, are included in the obligations guaranteed by the Guarantor pursuant to the Loan Agreement; and

(e)          Notwithstanding any prior disregard of any of the terms of the Loan Agreement, the Note or the Guaranty agrees that the terms of the Loan Agreement, Note and the Guaranty shall be strictly adhered to on and after the date hereof in accordance with the terms hereof.

8.           Further Assurances. The Borrower and the Guarantor will each execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this Amendment and will cause to be delivered such agreements, certificates, and other documents as are reasonably required by the Lender.

9.           Counterparts/Telecopy This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

10.         Governing Law. This Amendment shall be deemed to be a contract made under and governed by the laws of the State of Delaware, without giving effect to conflict of laws principles.

11.         Survival. All warranties, representations and covenants made by Borrower and the Guarantor herein, or in any agreement referred to herein or in any certificate, document or other instrument delivered by them or on their behalf under this Amendment, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower and Guarantor hereunder. All warranties, representations, and covenants made by Borrower and Guarantor hereunder or under any other agreement or instrument shall be deemed continuing until the payment in full, in cash, and indefeasible satisfaction of all liabilities and obligations of Borrower under the Loan Agreement and the Note and the 2013 Loan Agreement and the related promissory note.

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IN WITNESS WHEREOF, the Borrower and the other parties listed below have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

HSL HOLDINGS INC.,

By:	/s/ Sitakant Chaudhary
Sitakant Chaudhary, Chief Financial Officer

GUARANTOR:

JUBILANT LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Rahul Devanani
Rahul Devnani, Treasurer

LENDER:
.
JUBILANT CADISTA PHARMACEUTICALS INC.

By:	/s/ Kamal Mandan
Kamal Mandan, Chief Financial Officer

[Signature page to Amendment No. 2 to Loan Agreement]

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